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                                                                   Exhibit 3.220

                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

              Statement of Change of Registered Office (15 Pa.C.S.)

                        [X] Domestic Business Corporations (Section 1507)
Entity Number           [ ] Foreign Business Corporation (Section 4144)
                        [ ] Domestic Nonprofit Corporation (Section 5507)
2817894                 [ ] Foreign Nonprofit Corporation (Section 6144)
                        [ ] Domestic Limited Partnership (Section 8506)

Name                                                   Document will be returned
_________________________________________________      to the name and address
Address  c/o Corporation Service Company               you enter to the left.

__________________        _______________________
City                      State       Zip Code

__________________               ________________

Fee: $52                              Filed in the Department of State on ______

                                      /s/ X
                                      ------------------------------------------
                                      Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.    The name is:
      EMCARE OF PENNSYLVANIA, INC.

2.    The (a) address of its initial registered office in this Commonwealth or
      (b) name of its commercial registered officer provided and the county of venue is:

(a)   Number and street               City      State        Zip        County

(b)   Name of Commercial Registered Office Provider                     County
      c/o National Registered Agents Inc.                               Mercer

3.    Complete part (a) or (b):

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(a)   The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

      Number and street              City       State        Zip        County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: c/o Corporation Service Company                            Dauphin County
      Name of Commercial Registered Office Provider                    County

DSCB:15-1507/4144/5507/6144/8506-2

4.   Strike out if a limited partnership:

     Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 14th day of Aug., 2002.

EMCARE OF PENNSYLVANIA, INC.
Name of Corporation/Limited Partnership

/s/ Laura R. Dunlap
---------------------------
Signature

LAURA R. DUNLAP, Attorney in Fact
Title

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Microfilm Number ___________       Filed with the Department of State on _______

Entity Number ______________       _____________________________________________
                                          Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION FOR PROFIT
                                       OF

                          EmCare of Pennsylvania, Inc.
                 -----------------------------------------------
                               Name of Corporation

                      A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

[X] Business-stock (15 Pa.C.S. Section 1306)             [ ] Management (15 Pa.C.S.Section 2702)

[ ] Business-nonstock (15 Pa.C.S. Section 2102)          [ ] Professional (15 Pa.C.S.Section 2903)

[ ] Business-statutory close (15 Pa.C.S. Section 2303)   [ ] Insurance (15 Pa.C.S. Section 3101)

                     ___Cooperative (15 Pa.C.S.Section 7102)

              DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

      In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.    The name of the corporation is: EmCare of Pennsylvania, Inc.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

      (a) ______________________________________________________________________
          Number and Street     City     State     Zip    County

      (b) c/o: National Registered Agents, Inc.           County of Dauphin
          ----------------------------------------------------------------------
      ------------
             Name of Commercial Registered Office Provider  County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

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3.    The corporation is incorporated under the provisions of the Business
      Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

      Name                    Address

      William F. Miller, III  1717 Main Street, 52nd Floor, Dallas, Texas  75201

6.    The specified effective date, if any, is:  _______________________________
                                                 month  day  year  hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:___________________

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 8th day of May, 1998.

/s/ William F. Miller, III
--------------------------                  ------------------------------------
        (Signature)                                      (Signature)

William F. Miller, III
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                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. In the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.